EXHIBIT 23(a)

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated August 1, 1997, included in the New Century Energies, Inc. Form 8-K as of August 1, 1997 for the year ended December 31, 1996, our report dated February 6, 1997, included in the New Century Energies, Inc. Form 10-K for the year ended December 31, 1996, our report dated February 24, 1997, included in the Public Service Company of Colorado Form 10-K for the year ended December 31, 1996, and to the use in this registration statement of our report dated December 11, 1995, included in the NCE Joint Proxy Statement/Prospectus and Registration Statement on Form S-4, covering the balance sheet of New Century Energies, Inc. as of October 31, 1995, and to all references to our Firm included in this registration statement.

Denver, Colorado
November 14, 1997                                    /s/ Arthur Andersen LLP